================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                            PARKWAY PROPERTIES, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 5, 1998

To the Stockholders:

     Notice is hereby given that the 1998 Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), will be held at the Crowne Plaza Hotel, 200 East Amite Street, Jackson, Mississippi, at 1:30 p.m., Jackson time, on June 5, 1998 for the following purposes:

     1. To elect nine directors to serve until the next Annual Meeting of Stockholders and until their successors are elected and qualified; and

     2. To consider and take action on amendments to the 1994 Stock Option Plan, as amended; and

     3. To consider and take action upon such other matters as may properly come before the Meeting or any adjournment thereof.

     Only stockholders of record at the close of business on April 15, 1998 are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          SARAH P. CLARK
                                          Senior Vice President, Chief Financial
                                          Officer,
                                          Treasurer and Secretary

Date: April 30, 1998

STOCKHOLDERS ARE URGED TO VOTE BY SIGNING, DATING AND RETURNING THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE TO WHICH NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                                                                  April 30, 1998

                            PARKWAY PROPERTIES, INC.
                               ONE JACKSON PLACE
                                   SUITE 1000
                            188 EAST CAPITOL STREET
                        JACKSON, MISSISSIPPI 39201-2195
                            ------------------------

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 5, 1998

     The following information is furnished in connection with the Annual Meeting of Stockholders (the "Meeting"), of Parkway Properties, Inc. (the "Company"), to be held on June 5, 1998 at 1:30 p.m., Jackson time, at the Crowne Plaza Hotel, 200 East Amite Street, Jackson, Mississippi. A copy of the Company's Annual Report to Stockholders for the fiscal period ended December 31, 1997 accompanies this Proxy Statement. Additional copies of the Annual Report, Notice, Proxy Statement and Form of Proxy may be obtained from the Company's Secretary, P.O. Box 24647, Jackson, Mississippi 39225-4647. This Proxy Statement, Annual Report, and Form of Proxy will first be sent to stockholders on or about April 30, 1998.

                    SOLICITATION AND REVOCABILITY OF PROXIES

     The enclosed proxy for the Meeting is being solicited by the directors of the Company. The proxy may be revoked by a stockholder at any time prior to the exercise thereof by filing with the Secretary of the Company a written revocation or duly executed proxy bearing a later date. The proxy may also be revoked by a stockholder attending the Meeting, withdrawing such proxy and voting in person. The cost of soliciting the proxies on the enclosed form will be paid by the Company. In addition to the use of the mails, proxies may be solicited by the directors and their agents (who will receive no additional compensation therefor) by means of personal interview, telephone or facsimile, and it is anticipated that banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the soliciting material to their principals and to obtain authorization for the execution of proxies. The Company may, upon request, reimburse banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding proxy material to their principals. The Company has retained Beacon Hill Partners, Inc. ("Beacon Hill") to assist with the solicitation of proxies and will pay Beacon Hill a fee of $2,500 (subject to increase for additional services such as telephone solicitation) plus reimbursement for out-of-pocket expenses for its services.

                VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     The record date for determining shares of common stock, par value $0.001 per share, of the Company ("Common Stock"), entitled to vote at the Meeting has been fixed at the close of business on April 15, 1998. On such date there were 11,085,823 shares of Common Stock outstanding, entitled to one vote each. The share amounts and per share information set forth in this Proxy Statement give retroactive effect to a three-for-two stock split effected by the Company on April 30, 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     To the best of the Company's knowledge, no person or group (as those terms are used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), beneficially owned, as of April 15, 1998 more than five percent of the Common Stock outstanding, except as set forth in the following table.

                     NAME AND ADDRESS                              AMOUNT           PERCENT
                    OF BENEFICIAL OWNER                      BENEFICIALLY OWNED     OF CLASS
                    -------------------                      ------------------     --------
Capital Growth Management Limited Partnership
One International Place
Boston, Massachusetts 02110................................       702,000(2)          6.33%

---------------

(1) Based on the number of shares of Common Stock outstanding on April 15, 1998 which was 11,085,823 shares.

(2) Based upon a Statement on Schedule 13G filed with the Securities and Exchange Commission (the "SEC"), which indicated that Capital Growth Management Limited Partnership had sole voting power with respect to 702,000 shares of Common Stock and shared dispositive power with respect to 702,000 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth the shares of Common Stock beneficially owned, as of April 15, 1998 by each director, nominee and executive officer of the Company. Unless otherwise stated, each person has sole voting and investment power with respect to the shares of Common Stock set forth in the table.

                                                                                   PERCENT
                                                                 AMOUNT           OF COMMON
                          NAME                             BENEFICIALLY OWNED     STOCK(1)
                          ----                             ------------------     ---------
Daniel C. Arnold.........................................        38,602(2)             *
George R. Farish.........................................        18,151(3)             *
Roger P. Friou...........................................        29,451                *
Martin L. Garcia.........................................         1,800                *
Michael J. Lipsey........................................         7,800(4)             *
Joe F. Lynch.............................................        64,917(5)             *
C. Herbert Magruder......................................        72,714(6)             *
W. Lincoln Mossop, Jr....................................        27,250(7)             *
Leland R. Speed..........................................       186,059(8)           1.7%
Steven G. Rogers.........................................       127,691(9)           1.1
Sarah P. Clark...........................................        29,184(10)            *

                                                                                   PERCENT
                                                                 AMOUNT           OF COMMON
                          NAME                             BENEFICIALLY OWNED     STOCK(1)
                          ----                             ------------------     ---------
James M. Ingram..........................................        18,575(11)            *
David R. Fowler..........................................        14,017(12)            *
G. Mitch Mattingly.......................................        24,436(13)            *
Directors, nominees and officers as a group..............       660,647(14)          5.8

---------------

   * Less than 1%.

(1) Based on the number of shares of Common Stock outstanding on April 15, 1998 which was 11,085,823 shares.

(2) Includes 17,250 shares of Common Stock Mr. Arnold has the right to acquire under the 1991 Directors Stock Option Plan, as amended (the "Directors Plan").

(3) Includes 9,750 shares of Common Stock Mr. Farish has the right to acquire under the 1991 Directors Plan.

(4) Includes 7,500 shares of Common Stock Mr. Lipsey has the right to acquire under the Directors Plan.

(5) Includes 17,250 shares of Common Stock Mr. Lynch has the right to acquire under the 1991 Directors Plan.

(6) Includes 17,250 shares of Common Stock Dr. Magruder has the right to acquire under the 1991 Directors Plan. Does not include 450 shares of Common Stock beneficially owned by Dr. Magruder's wife, as to which he disclaims beneficial ownership.

(7) Includes 17,250 shares of Common Stock Mr. Mossop has the right to acquire under the 1991 Directors Plan.

(8) Includes 35,747 shares of Common Stock Mr. Speed has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 21,157 shares of Common Stock owned by Mr. Speed's wife, as to all of which Mr. Speed disclaims beneficial ownership.

(9) Includes 53,207 shares of Common Stock Mr. Rogers has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan. Does not include 12,040 shares of Common Stock beneficially owned by Mr. Rogers' wife as to which he disclaims beneficial ownership.

(10) Includes 16,584 shares of Common Stock Ms. Clark has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(11) Includes 12,575 shares of Common Stock Mr. Ingram has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(12) Includes 7,925 shares of Common Stock Mr. Fowler has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(13) Includes 2,750 shares of Common Stock Mr. Mattingly has the right to acquire pursuant to exercisable options granted under the 1994 Stock Option Plan.

(14) Includes 86,250 shares of Common Stock that the directors of the Company have the right to acquire under the 1991 Directors Plan and 128,788 shares of Common Stock that officers of the Company have the right to acquire pursuant to exercisable options granted under the Company's 1994 Stock Option Plan.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

NOMINEES

     In accordance with the Bylaws of the Company, the Board of Directors has by resolution fixed the number of directors to be elected at the Meeting at nine. All nine positions on the Board are to be filled by the vote of the stockholders at the Meeting. Each person so elected shall serve until the next Annual Meeting of Stockholders and until his successor is elected and qualified.

     The directors of the Company recommend a vote FOR the nominees listed below. All nominees, except Mr. Garcia, are currently serving as directors of the Company and were elected at the 1997 Annual Meeting of Stockholders. Mr. Farish has decided to retire from his position and therefore has chosen not to stand for re-election.

     Unless instructed otherwise, proxies will be voted FOR the nominees listed below. Although the directors do not contemplate that any of the nominees will be unable to serve prior to the Meeting, if such a situation arises, the enclosed proxy will be voted in accordance with the best judgment of the person or persons voting the proxy.

     The table below sets forth certain information regarding the nominees for election to the Company's Board of Directors.

        NAME, POSITION AND                               PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY           AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------           ---              ----------------------------------
Daniel C. Arnold..................     68      Private investor; Director of Farm & Home Savings
  Director since 1994                          Association from 1989 to 1994.
Roger P. Friou....................     63      Private investor; Director of Jitney Jungle Stores of
  Director since 1995                          America, Inc. (a retail supermarket chain), its
                                               President from 1996 to 1997, and its Vice Chairman
                                               and Chief Financial Officer from 1991 to 1996.
Martin L. Garcia..................     42      Partner in law firm of Hill, Ward & Henderson, P.A.;
  1998 Nominee for Director                    President of Garcia Enterprises.
Michael J. Lipsey.................     49      President of The Lipsey Company (designs and delivers
  Director since 1997                          training programs concerning the commercial real
                                               estate marketplace).
Joe F. Lynch......................     65      Chairman of the Board and Chief Executive Officer of
  Director since 1994                          First Continental Corporation (a real estate company)
                                               since 1994; Chairman of the Board and Chief Executive
                                               Officer of First Continental Real Estate Investment
                                               Trust from 1989 to 1994; Vice Chairman of the Board
                                               of Farm & Home Financial Corporation and of Farm &
                                               Home Savings Association from 1991 to 1994.
C. Herbert Magruder...............     65      Physician and a partner in the medical firm of
  Director since 1988                          Carolina Pathology Associates.

        NAME, POSITION AND                               PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY           AGE              EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------           ---              ----------------------------------
W. Lincoln Mossop, Jr.............     64      General Partner, President and Chief Executive
  Director since 1986                          Officer until 1998 of Barrett & Co. (securities
                                               brokers and dealers and a member firm of the Boston
                                               Stock Exchange, Inc.).
Steven G. Rogers..................     43      Chief Executive Officer of the Company since 1997,
  Director since 1996; President               President since 1993, Director since 1996, Chief
  since 1993; Chief Executive                  Operating Officer from 1993 until 1997, and Senior
  Officer since 1997                           Vice President of the Company from 1988 to 1993;
                                               Senior Vice President of LNH REIT, Inc. ("LNH") from
                                               1992 to 1996; Senior Vice President of Congress
                                               Street Properties, Inc. ("Congress Street"), Eastover
                                               Corporation ("Eastover"), EastGroup Properties, Inc.
                                               ("EastGroup") and Rockwood National Corporation
                                               ("Rockwood") until 1994 and EB, Inc. ("EB") until
                                               1995.
  Leland R. Speed.................     65      Chairman of the Board of the Company and EastGroup;
    Chairman and Director since                Chief Executive Officer of the Company and EastGroup
    1978; Chief Executive Officer              until 1997; Chief Executive Officer of LNH from 1992
    until September 1997                       to 1996; Chief Executive Officer of Congress Street,
                                               Eastover and Rockwood until 1994 and EB until 1995.

     --------------------

(1) Unless otherwise stated, each nominee has held the position indicated for at least the past five years.

OTHER DIRECTORSHIPS AND TRUSTEESHIPS

     Members of, and nominees to, the Board of Directors serve on the Boards of Directors or the Boards of Trustees of the following publicly held companies:

              NOMINEE                                     COMPANY
              -------                                     -------
Daniel C. Arnold...................  U.S. Physical Therapy, Inc.
                                     Belco Oil & Gas Corp.
Roger P. Friou.....................  Jitney Jungle Stores of America, Inc.
W. Lincoln Mossop, Jr..............  Citizens Growth Properties
Leland R. Speed....................  ChemFirst Inc.
                                     EastGroup Properties, Inc.
                                     Farm Fish, Inc.
                                     KLLM Transport Services, Inc.

COMMITTEES AND MEETING DATA

     The Audit Committee of the Board of Directors currently consists of Messrs. Farish, Lynch and Mossop. The functions performed by this Committee consist principally of conferring with and reviewing the reports of the Company's independent accountants and bringing to the entire Board of Directors for review those items relating to audits or accounting practices which the Audit Committee believes merit such review. The Audit Committee met twice during the year ended December 31, 1997.

     The Compensation Committee of the Board, which currently consists of Messrs. Arnold, Friou and Magruder, met twice during the year ended December 31, 1997. The Committee's function is to review compensation levels for officers and recommend compensation levels for officers and administer the Company's 1994 Stock Option Plan.

     The Company does not have a standing nominating committee or any committee performing a similar function.

     During the year ended December 31, 1997, the full Board of Directors met on six occasions. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and meetings held by all committees of the Board on which he served.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that directors, officers and more than 10 percent stockholders of the Company file reports with the SEC within the first 10 days of the month following any purchase or sale of Shares. During 1997, no officer or director of the Company was late in filing a report under Section 16(a).

EXECUTIVE OFFICERS

     The following is a list of the Company's executive officers:

        NAME, POSITION AND                               PRINCIPAL OCCUPATION AND BUSINESS
     TENURE WITH THE COMPANY          AGE               EXPERIENCE FOR PAST FIVE YEARS (1)
     -----------------------          ---               ----------------------------------
Leland R. Speed...................    65     See table under "Nominees."
  Chief Executive Officer until
  September 1997
Steven G. Rogers..................    43     See table under "Nominees."
  President since 1993 and Chief
  Executive Officer since 1997
Sarah P. Clark....................    38     Senior Vice President since 1997, Vice President since
  Senior Vice President, Chief               1992, Chief Financial Officer and Secretary of the
  Financial Officer, Treasurer of            Company since 1994, Treasurer since 1996 and Controller
  the Company and Secretary                  from 1986 to 1992; Vice President and Assistant Secretary
                                             of Congress Street, Eastover, EastGroup and Rockwood from
                                             1992 to 1994 and of EB from 1992 to 1995; Vice President
                                             of LNH from 1992 to 1996.
  David R. Fowler.................    40     Senior Vice President of the Company since 1997, Vice
    Senior Vice President                    President since 1996 and an Asset Manager since 1983;
                                             Vice President of Parkway Realty Services, LLC ("Parkway
                                             Realty"); Executive Vice President of EB from 1995 to
                                             1996.
  James M. Ingram.................    41     Senior Vice President of the Company since 1997, Vice
    Senior Vice President                    President since 1994 and an Asset Manager since 1989;
                                             President of Parkway Realty since 1998.
  G. Mitch Mattingly..............    42     Senior Vice President of the Company since 1997; Vice
    Senior Vice President                    President since 1996; President of Parkway Texas
                                             Corporation from 1994 to 1997; President of First
                                             Continental Real Estate Investment Trust from 1990 to
                                             1994.

---------------

(1) Unless otherwise stated, the indicated person has held the position indicated for at least the past five years.

EXECUTIVE COMPENSATION

     The following table summarizes, for the fiscal years ended December 31, 1997, 1996 and 1995, the amount of the compensation paid by the Company to its Chief Executive Officer and all other executive officers, including those whose cash compensation during the year ended December 31, 1997 exceeded $100,000 (the "Named Officers").

                                                                               LONG TERM
                                            ANNUAL COMPENSATION           COMPENSATION AWARDS
                                    -----------------------------------   --------------------
                                                                          SECURITIES
                                                                          UNDERLYING              ALL OTHER
    NAME AND PRINCIPAL                                     OTHER ANNUAL    OPTIONS/     LTIP     COMPENSATION
         POSITION           YEAR     SALARY      BONUS     COMPENSATION    SARS(2)     PAYOUTS       (3)
    ------------------      ----     ------      -----     ------------   ----------   -------   ------------
Leland R. Speed...........  1997    $140,000    $ 84,000           --        8,000       $0        $ 18,570
  Chief Executive Officer   1996     130,000(1)   78,000           --       10,943        0           9,082
  until September 1997      1995     130,000(1)   68,250           --        9,187        0           6,930
Steven G. Rogers..........  1997     152,250     152,250           --        8,000        0          14,464
  President and Chief       1996     145,000     145,000           --        8,208        0          13,564
  Executive Officer         1995     140,000      61,250           --        6,891        0          70,932(4)
Sarah P. Clark............  1997      99,000      49,500           --        8,000        0          13,526
  Senior Vice President,    1996      90,000      45,000           --        6,840        0          12,282
  Chief Financial Officer,  1995      72,600      32,156           --        5,743        0           8,148
  Treasurer and Secretary
David R. Fowler...........  1997      73,185      27,128           --        4,000        0          20,396(5)
  Senior Vice President     1996      57,828      15,000           --        1,500        0          25,902(6)
                            1995      55,125      10,000           --        1,875                   42,009(7)
James M. Ingram...........  1997      73,185      22,500           --        4,000        0          57,216(8)
  Senior Vice President     1996      57,874      10,000           --        1,500        0         124,235(9)
                            1995      57,530      12,000           --        3,000        0         133,418(10)
G. Mitch Mattingly........  1997     115,762      27,720           --        4,000        0          12,852
  Senior Vice President     1996     110,250      10,000           --        1,500        0          12,426
                            1995     105,000      15,000           --        3,000        0           9,750

---------------

(1) For 1995 and 1996, Mr. Speed's salary was paid one-half by the Company and one-half by EastGroup, of which he was also Chief Executive Officer until September 1997. For 1995 and 1996, this amount is the Company's share of Mr. Speed's compensation.

(2) The options granted in 1995 were granted on December 7, 1995, the options granted in 1996 were granted on July 1, 1996, and the options granted in 1997 were granted on July 1, 1997, all under the Company's 1994 Stock Option Plan. The options vest one-half on the first anniversary date of grant and one-half on the second anniversary date of grant.

(3) This is the Company's contribution to its 401(k) Plan for the Named Officer's benefit and the amount of premium paid by the Company for group term life insurance on the Named Officer's life.

(4) Includes $57,072 paid pursuant to Mr. Rogers' agreement with Parkway Realty.

 (5) For 1997, includes $2,106 paid pursuant to Mr. Fowler's agreement with Parkway Realty and $6,008 Mr. Fowler earned in commissions.

 (6) For 1996, includes $3,978 paid pursuant to Mr. Fowler's agreement with Parkway Realty and $12,309 Mr. Fowler earned in commissions.

 (7) For 1995, includes $2,093 paid pursuant to Mr. Fowler's agreement with Parkway Realty and $32,698 Mr. Fowler earned in commissions.

 (8) For 1997, includes $6,317 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $37,905 Mr. Ingram earned in commissions.

 (9) For 1996, includes $11,933 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $98,644 Mr. Ingram earned in commissions.

(10) For 1995, includes $6,280 paid pursuant to Mr. Ingram's agreement with Parkway Realty and $115,524 Mr. Ingram earned in commissions.

     Option Grants. The following table gives information with respect to options granted to the Named Officers during the year ended December 31, 1997. The "Potential Realizable Value" columns assume that the price of the shares of Common Stock will appreciate at annual rates of 5% and 10%, respectively, during the term of the options. There can be no assurance that such appreciation will take place.

                                                                                              POTENTIAL REALIZABLE
                                                                                                VALUE AT ASSUMED
                                                                                              ANNUAL RATES OF STOCK
                                                                                             PRICE APPRECIATION FOR
                                    INDIVIDUAL GRANTS                                              OPTION TERM
------------------------------------------------------------------------------------------   -----------------------
                 (A)                      (B)            (C)           (D)         (E)          (F)          (G)
                                       NUMBER OF
                                       SECURITIES
                                       UNDERLYING     % OF TOTAL
                                        OPTIONS/     OPTIONS/SARS    EXERCISE
                                          SARS        GRANTED TO     OR BASE
                                        GRANTED       EMPLOYEES       PRICE     EXPIRATION
                NAME                     (#)(1)     IN FISCAL YEAR    ($/SH)       DATE        5%($)        10%($)
                ----                   ----------   --------------   --------   ----------   ----------   ----------
Leland R. Speed......................    8,000           12.2%       $26.625     6/30/07      $134,190     $338,670
Steven G. Rogers.....................    8,000           12.2%       $26.625     6/30/07      $134,190     $338,670
Sarah P. Clark.......................    8,000           12.2%       $26.625     6/30/07      $134,190     $338,670
David R. Fowler......................    4,000            6.1%       $26.625     6/30/07      $ 67,095     $169,335
James M. Ingram......................    4,000            6.1%       $26.625     6/30/07      $ 67,095     $169,335
G. Mitch Mattingly...................    4,000            6.1%       $26.625     6/30/07      $ 67,095     $169,335

---------------

(1) These options were granted on July 1, 1997. They become exercisable one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.

     Option Exercises and Year End Values. The following table shows the value realized by the Named Officers upon the exercise of options and the year end value of unexercised in-the-money options held by the Named Officers. Year end values are based upon the closing price of shares of Common Stock on the New York Stock Exchange, Inc., on December 31, 1997 ($34.3125).

             AGGREGATED OPTIONS/SAR EXERCISES WITH LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                                                           VALUE OF
                                                         NUMBER OF UNEXERCISED     UNEXERCISED IN-THE-MONEY
                                SHARES                   OPTIONS AT FY-END(#)        OPTIONS AT FY-END($)
                               ACQUIRED      VALUE       ---------------------     ------------------------
            NAME              ON EXERCISE   REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              -----------   --------   -------------------------   -------------------------
Leland R. Speed.............         0           N/A         26,274/13,473             $550,262/$121,902
  Chief Executive Officer
  until September 1997
Steven G. Rogers............    10,844      $272,455         45,102/12,105             $986,831/$121,844
  President and Chief
  Executive Officer
Sarah P. Clark..............         0           N/A          9,164/11,420             $170,774/$111,770
  Senior Vice President,
  Chief Financial Officer,
  Treasurer and Secretary
David R. Fowler.............     1,500      $ 34,625           5,175/4,750             $ 117,327/$44,672
  Senior Vice President
James M. Ingram.............     1,000      $ 25,125           9,825/4,750             $ 229,494/$44,672
  Senior Vice President
G. Mitch Mattingly..........     2,250      $ 45,396               0/4,750             $       0/$44,672
  Senior Vice President

     Compensation Committee Report. The Compensation Committee of the Board of Directors consists of Messrs. Arnold and Friou and Dr. Magruder. The Compensation Committee believes that the main purpose of base compensation is to provide sufficient base compensation to the executive officers of the Company in relation to salary levels for other real estate companies and the officer's level of responsibility. Mr. Speed served as the Chief Executive Officer of the Company until September 1997. In setting the base compensation of Mr. Speed for 1997, the Compensation Committee took account of the fact that Mr. Speed was also Chairman and a salaried officer of EastGroup, another real estate investment trust. The Compensation Committee considered a number of other factors in setting his compensation, the most important of which were the level of compensation paid to the chief executive officers of other real estate companies the same relative size as the Company, the success of the Company's recent strategy of increasing its market capitalization and acquiring office properties and his importance in delineating and implementing the Company's strategic plans. The Compensation Committee considered the same factors in setting the salary for Mr. Rogers, who became the Chief Executive Officer of the Company in September 1997.

     The Compensation Committee has determined that the primary goals of the Company's compensation policies should be as follows:

          - To provide total compensation opportunities for executive officers which are competitive with those provided to persons in similar positions with which the Company competes for employees.

          - To strengthen the mutuality of interest between management and stockholders through the use of incentive compensation directly related to corporate performance and through the use of stock-based incentives that result in increased Common Stock ownership by executive officers.

     The Compensation Committee believes that incentive compensation payable to the executive officers of the Company should be based upon the Company's performance and align the interests of management and the Company's stockholders. In 1997, the Compensation Committee, in conjunction with an independent compensation consultant, formulated targets for funds from operations per share ("FFO"), upon which the executive officers' incentive compensation would be based. In 1997, the targets were FFO of $2.06 per share of Common Stock before accrual for bonuses for the executive officers to earn the target bonus set forth below and FFO of $2.27 per share of Common Stock before accrual for bonuses for the executive officers to earn a bonus of two times the target bonus amount. The target bonus amounts were 15% of total base salary (from both EastGroup and the Company) for Mr. Speed, 50% of base salary for Mr. Rogers and 25% of base salary for Ms. Clark. The Compensation Committee determined the FFO targets with the advice of an independent compensation consultant based upon an analysis of the Company's internal projected financial results for 1997 and the estimates of 1997 FFO prepared by independent securities analysts who followed the Company. The Compensation Committee believed that the stockholders of the Company would be benefitted significantly if the FFO goal was met and would be further benefitted if such goal were exceeded, and that management should be compensated for the benefits derived by the Company's stockholders.

     The bonus targets for the Company's other executive officers (Messrs. Fowler, Ingram and Mattingly) were based upon two factors -- FFO and the performance of the properties managed by each individual relative to budget. The FFO targets were the same as those set forth above, and the target bonus to be paid to each of these officers was $7,500 if the FFO target of $2.06 was achieved and $15,000 if the FFO target of $2.27 was achieved. Each was also entitled to an additional target bonus of $7,500 if the financial performance of the buildings managed by the individuals met budget and $15,000 if the financial performance of the buildings managed by them exceeded budget by 10% or more. The financial performance of the properties managed by each of these officers at least met budget, and to the extent the performance exceeded budget but was less then 10% over budget, a pro rata portion of the difference between $7,500 and $15,000 was paid.

     The Company's 1997 FFO per share of Common Stock was $2.53 before taking account of bonus accruals. After consideration, the Compensation Committee believed that each of the Company's executive officers should be paid the amount of incentive compensation provided by the above formula, under which Messrs. Speed, Rogers, Fowler, Ingram and Mattingly and Ms. Clark received bonuses with respect to 1997 of $84,000, $152,250, $27,128, $22,500, $27,720 and $49,500,
respectively.

     The Compensation Committee also believes that stock based incentive compensation in the form of stock options helps to align the interest of the Company and its stockholders. During 1997, the Compensation Committee granted options to the Named Officers as set forth under "Option Grants." In determining the number of options to be granted, the Compensation Committee took into account the executive's current salary, the amount of stock-based compensation previously granted to the executive, the executive's duties and performance, and competitive industry practices.

                                            DANIEL C. ARNOLD
                                            ROGER P. FRIOU
                                            C. HERBERT MAGRUDER

     This Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this document or any portion thereof into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and shall not otherwise be deemed filed under such acts.

     Performance Comparison. Set forth below is a line graph comparing the percentage change in the cumulative return to stockholders on shares of Common Stock over the five years ending December 31, 1997 against the cumulative return of the Standard & Poor's 500 ("S&P 500"), and the Equity REIT Index prepared by the National Association of Real Estate Investment Trusts ("NAREIT Equity").

  Measurement Period              The                                NAREIT
(Fiscal Year Covered)           Company           S&P 500            Equity
---------------------           -------           -------            ------
       1992                       100               100               100
       1993                       259               110               120
       1994                       296               111               123
       1995                       452               153               142
       1996                       951               188               192
       1997                      1306               251               231

     Directors' Fees. Under the Company's standard compensation arrangement with directors (other than Mr. Speed and Mr. Rogers who are salaried officers), directors receive an annual stock award of 300 shares of Common Stock on the date of the annual meeting of stockholders as an annual retainer fee, plus $1,000 and reimbursement of expenses for each meeting of the Board of Directors and $750 and reimbursement of expenses for each meeting of a committee established by the Board of Directors.

     Directors Plan. The Company's 1991 Directors Plan authorizes the issuance of options for up to 250,000 shares of Common Stock to directors of the Company who are not, and have not been for at least one year prior to the date of determination, employees of the Company ("Non-Employee Directors"). Under the 1991 Directors Plan, each Non-Employee Director of the Company on September 13, 1991 was automatically granted an option to purchase 7,500 shares of Common Stock. Each person who first becomes a Non-Employee Director after September 13, 1991 will automatically be granted an option to purchase 7,500 shares of Common Stock on the date the person becomes a Non-Employee Director, if such shares of Common Stock are available. Each Non-Employee Director will also be granted an option to purchase an additional 3,000 shares of Common Stock on the date of any annual meeting at which such Non-Employee Director is re-elected to the Board. The option exercise price is the closing price of a share of Common Stock if the shares of Common Stock are listed on an exchange or the average between the bid and the asked price for that date if the shares of Common Stock are traded over-the-counter (or, if no shares of Common Stock were publicly traded on that date, the next preceding date that such shares of Common Stock were so traded). Such options are exercisable in full on the date of grant and expire ten years after the date of grant or, if earlier, six months after the termination of the optionee's service as a Non-Employee Director, unless such service is terminated by reason of death, in which case the optionee's legal representative shall have one year in which to exercise the option.

     One director exercised options under the 1991 Directors Plan during 1997. On January 29, 1997, Mr. Friou exercised options to purchase 2,250 shares of Common Stock at an exercise price of $16.00 and on July 25, 1997, Mr. Friou exercised options to purchase 1,500 shares of Common Stock at an exercise price of $25.875. On June 6, 1997, Messrs. Arnold, Farish, Friou, Lipsey, Lynch, Magruder and Mossop were each granted options to purchase 3,000 shares of Common Stock at an exercise price of $25.875 per share.

CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Cost Sharing Arrangement with EastGroup. EastGroup and the Company shared the same leased office space at One Jackson Place in Jackson, Mississippi until April 1997. EastGroup and the Company shared the rent with respect to their shared office space based upon the number of employees each had in such office space divided by the total number of employees of both companies using the office space. In addition, the Company and EastGroup also shared the expenses of certain office supplies and equipment, and EastGroup reimbursed the Company for the services of certain employees of the Company who performed services for EastGroup on an as requested basis. EastGroup and the Company continue to share the services of Mr. Speed and one support staff employee and expenses related thereto are shared equally between EastGroup and the Company. During the year ended December 31, 1997, the Company paid EastGroup $34,017 under this cost-sharing arrangement.

                                 PROPOSAL NO. 2
              AMENDMENTS TO THE 1994 STOCK OPTION PLAN, AS AMENDED

     At the Meeting, the stockholders will be asked to vote on a proposal to ratify the adoption of amendments to the 1994 Stock Option Plan. The affirmative vote of a majority of the shares of Common Stock entitled to vote on the matter is required for ratification of the amendments to the 1994 Stock Option Plan. The directors recommend a vote FOR approval of the amendments to the 1994 Stock Option Plan. Unless otherwise instructed, proxies will be voted FOR approval of the amendments to the 1994 Stock Option Plan.

     The text of the 1994 Stock Option Plan as restated to include the proposed amendments is set forth as Appendix A to the proxy statement. The following description of the 1994 Stock Option Plan and the proposed amendments to the 1994 Stock Option Plan contains summaries of certain provisions of the 1994 Stock Option Plan and is qualified in its entirety by reference to the 1994 Stock Option Plan itself.

SUMMARY OF THE 1994 STOCK OPTION PLAN, AS AMENDED AND RESTATED

     The original purposes of the 1994 Stock Option Plan were to provide incentive to the Company's management employees and to further the identity of the interests of management with those of the Company's stockholders by encouraging management employees' ownership of Common Stock. The proposed amendments would expand the purposes of the 1994 Stock Option Plan to include the facilitation of the grant of options by Parkway Properties LP (the "Operating Partnership") and Parkway Realty to their own employees, and thus to provide incentive to those employees and to further the identity of the interests of the Operating Partnership and Parkway Realty and their employees with those of the Company. It is the Company's policy to grant options to all employees of the Company and its subsidiaries after six months of service. Due to the Company's expansion of the self-management of its properties, the Company added 82 new employees to the workforce of the Company and its subsidiaries. The Board of Directors believes that it is in the Company's best interest to continue the policy of granting options to all employees, and it is therefore necessary to increase the number of shares of Common Stock available under the 1994 Stock Option Plan.

     The proposed amendments anticipate that the Operating Partnership will adopt a stock option plan similar to the 1994 Stock Option Plan under which the Operating Partnership and Parkway Realty will grant to their own employees options to purchase Common Stock in the Company. Under the proposed amendments, when the Operating Partnership or Parkway Realty grants an option under the Operating Partnership's plan, the Company would be allowed to grant to the Operating Partnership or Parkway Realty an option to purchase Common Stock under terms that reflect the terms of the option granted by the Operating Partnership or Parkway Realty to its employee, so that when such an employee exercises the option granted to him or her under the Operating Partnership's plan, the Operating Partnership or Parkway Realty can acquire Common Stock to be delivered to the employee by exercising the option granted to it by the Company under the 1994 Stock Option Plan.

     Under the 1994 Stock Option Plan as originally adopted on September 23, 1994, there were 225,000 shares of Common Stock for which options might be granted under the 1994 Stock Option Plan. In accordance with the 1994 Stock Option Plan, on each July 1 the number of shares for which options may be granted increases automatically by 1 percent of the number of shares of Common Stock outstanding on that date, provided that the maximum number of shares for which options may be granted under the 1994 Stock Option Plan will never exceed
12.5 percent of outstanding shares. As of March 27, 1998, the remaining number of shares of Common Stock for which options may be granted was 2,252. The proposed amendment would increase that number by 250,000 shares of Common Stock for a total of 252,252 shares for which options may be granted assuming the amendments are adopted. The proposed amendment would increase the total number of shares of Common Stock that an individual might purchase under all options issued under the 1994 Stock Option Plan from 112,500 shares to 175,000 shares. No options may be granted under the 1994 Stock Option Plan after September 22, 2004.

     The 1994 Stock Option Plan is administered by a committee of the Board of Directors (the "Plan Committee") comprised of not less than two directors. The Plan Committee selects the employees of the Company to whom options are granted under the 1994 Stock Option Plan and will, under the proposed amendments, determine whether options will be granted to the Operating Partnership or Parkway Realty in response to options granted under the Operating Partnership's stock option plan.

     The option price per share of Common Stock for an option granted under the 1994 Stock Option Plan will not be less than the fair market value of a share on the date of grant, and the term of an option may not exceed ten years. Options are nontransferable except by will or by the laws of descent and distribution.

     Options granted under the 1994 Stock Option Plan to employees of the Company may be either incentive stock options ("ISOs") under section 422 of the Internal Revenue Code of 1986, as amended, which have certain tax advantages for employees, or stock options that do not offer to employees the tax advantages of ISOs. The proposed amendments would increase the number of shares of Common Stock that may be subject to options that are ISOs from 225,000 shares to 400,000 shares.

     With respect to options granted to employees of the Company, upon the employee's termination of employment before retirement, disability, or death, options exercisable at the date of termination remain exercisable for three months and all other options expire at the date of termination. Upon the employee's termination of employment by reason of retirement (as defined in the 1994 Stock Option Plan), options exercisable at retirement remain exercisable for a year and all other options expire at retirement, except that the Plan Committee may accelerate the exercisability of an option in whole or part upon the employee's retirement. In the event of the disability (as defined in the 1994 Stock Option Plan) or death of an active employee, the employee or the employee's legal representative, as the case may be, may exercise the option in full within one year following disability or death.

     Outstanding options are subject to adjustment in the event of a subdivision or consolidation of shares of Common Stock, a share dividend, a recapitalization, or other change in the Company's capital structure. Upon a change in control of the Company (as defined in the 1994 Stock Option Plan), all options will become immediately exercisable. The 1994 Stock Option Plan is subject to amendment by the Board of Directors, except that, without stockholder approval, the Board of Directors cannot increase the number of shares of Common Stock available under the 1994 Stock Option Plan, decrease the minimum purchase price per share, materially increase the benefits accruing to employees, extend the term of the 1994 Stock Option Plan, change the classes of employees to whom options may be granted, provide for administration other than by the Plan Committee, or materially increase the cost of the 1994 Stock Option Plan to the Company.

     The Company believes that under present law the federal income tax consequences of options granted to employees of the Company under the 1994 Stock Option Plan will generally be the following: The grant of an option will have no tax consequences for the employee or the Company. Upon the exercise of an option that is not an ISO, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the acquired shares on the exercise date over the option price, and the Company will be entitled to a deduction in the same amount. Upon the exercise of an ISO, the employee will not recognize any ordinary income, nor will the Company be entitled to a deduction. However, the alternative minimum tax may apply, because the excess of the fair market value of ISO shares over the option price is an adjustment to the employee's alternative minimum taxable income. If there is no disposition of ISO shares before the later of two years from the date of grant and one year from the date of exercise, then the employee will realize a capital gain or loss upon a sale of the ISO shares. If the ISO shares are sold before the later of two years from the date of grant and one year from the date of exercise, the amount of gain realized on the sale or, if less, the excess of the fair market value on the exercise date over the option price, will be ordinary income for the employee and deductible by the Company; any balance of the gain or loss recognized by the employee on the sale will be a capital gain or loss. The Company may not deduct compensation of more than $1,000,000 that is paid in one taxable year to an individual who is, on the last day of the year, the chief executive officer or one of its four other highest paid officers. The deduction limit, however, does not apply to certain types of performance-based compensation. The Company believes that compensation attributable to options granted under the 1994 Stock Option Plan will be treated as qualified performance-based compensation and thus will not be subject to the deduction limit.

     The Company believes that the federal income tax consequences of an option granted to an employee by the Operating Partnership or Parkway Realty under the Operating Partnership's plan will be the same as the consequences described above for an option that is not an ISO, substituting the Operating Partnership or Parkway Realty, as applicable, for the Company with respect to the availability of a deduction.

     The Board of Directors adopted the proposed amendments to the 1994 Stock Option Plan on March 27, 1998, subject to ratification by the stockholders at the Meeting.

     The affirmative vote of the holders of a majority of the shares of Common Stock of the Company voting on the proposal is required for ratification of the amendments to the 1994 Stock Option Plan.

     The Board of Directors recommends ratification of the amendments to the 1994 Stock Option Plan.

                                 PROPOSAL NO. 3
                                 OTHER MATTERS

     So far as Management is aware, no matters other than those outlined in this Proxy Statement will be presented to the Meeting for action on the part of the stockholders. If any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares of Common Stock to which the proxy relates in accordance with their best judgment.

                     APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent public accountants, to act as auditors for the fiscal year ending December 31, 1998. Ernst & Young LLP has audited the accounts of the Company since 1986. A representative of Ernst & Young LLP is expected to be present at the Meeting and will have an opportunity to make a statement, if he so desires, and will be available to respond to appropriate questions.

                             STOCKHOLDER PROPOSALS

     Stockholder proposals must be received at the Company's offices no later than December 31, 1998 in order to be considered for inclusion in the Company's proxy materials for the 1999 Annual Meeting of Stockholders.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            SARAH P. CLARK
                                            Senior Vice President, Chief
                                            Financial Officer,
                                            Treasurer and Secretary

Jackson, Mississippi

                                                                      APPENDIX A

                            PARKWAY PROPERTIES, INC.
                             1994 STOCK OPTION PLAN
                   AS RESTATED TO INCLUDE PROPOSED AMENDMENTS

1.  INTRODUCTION.

     The Parkway Company, predecessor by merger to Parkway Properties, Inc. (the "Company") established The Parkway Company 1994 Stock Option Plan (the "Plan"), effective September 23, 1994. The Company amended the Plan effective December 31, 1997, and March 27, 1998, and has incorporated those amendments into this restatement of the Plan, effective March 27, 1998.

2.  PURPOSE.

     The original purposes of this 1994 Stock Option Plan are to provide greater incentive for management Employees, who are or will be primarily responsible for the growth and success of the Company's business, to exert their best efforts on behalf of the Company, and to further the identity of the interests of management with those of the Company's shareholders by encouraging management's holdings of Shares in the Company. An additional purpose of the Plan is to facilitate the grant by certain Subsidiaries to their own Employees of options for Shares in the Company and thus to provide those Employees with incentive to exert their best efforts on behalf of the Subsidiaries and, indirectly, the Company, and to further the identity of the interests of the Subsidiaries and their Employees with those of the Company.

3.  DEFINITIONS.

     As used in this Plan:

          (a) "Board of Directors" or "Board" shall mean the Board of Directors of the Company.

          (b) "Committee" shall mean a committee of the Board of Directors of the Company, which committee shall be composed of those members of the Compensation Committee of the Board of Directors who are non-employee directors within the meaning of Rule 16b-3 of the General Rules and Regulations under the Securities Exchange Act of 1934 ("non-employee directors"), provided that, should there be fewer than two members of the Compensation Committee who are non-employee directors, the Committee shall be composed of two or more members of the Board of Directors who are non-employee directors, including any who is a member of the Compensation Committee.

          (c) "Employee" shall mean an employee of the Company or a Subsidiary.

          (d) "Fair Market Value" of a Share shall mean, on any date, (i) if the Shares are traded in the over-the-counter market, the mean between the closing bid and asked prices of the Shares or the price of Shares quoted on that date, or, if no prices are so quoted on that date, on the next preceding date on which such prices are so quoted, or, (ii) if the Shares are traded on a national securities exchange, the closing price of the Shares as reported on such exchange or under any composite transaction report of such exchange on that date, or, if no prices are so reported on that date, on the next preceding date on which such prices are so reported.

          (e) "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

          (f) "Option" shall mean an option granted pursuant to the Plan to purchase a Share and may refer to an incentive stock option as defined in section 422 of the Internal Revenue Code, or a non-qualified stock option (that is, an option that is not an incentive stock option), or an option granted to a Subsidiary pursuant to Section 8A.

          (g) "Permanent Disability" shall mean a medically determinable physical or mental impairment which may be expected to result in death or to last at least a year and which renders an Employee incapable of performing that Employee's duties with the Company. A determination of disability will be made by the Committee in a uniform, nondiscriminatory manner on the basis of medical evidence.

          (h) "Retirement" shall mean the termination of employment with the Company and its Subsidiaries after the attainment of age 65 or after the attainment of age 55 and the completion of 6 years of service with the Company or its Subsidiaries.

          (i) "Shares" shall mean the shares of common stock, $1.00 par value, of the Company.

          (j) "Subsidiary" shall mean any present or future subsidiary corporation of the Company as defined in section 425(f) of the Internal Revenue Code. "Subsidiary" shall also mean, with respect to Options granted after December 31, 1997, Parkway Properties LP and Parkway Realty Services, LLC. The Committee may, in its discretion, amend any or all Options granted before January 1, 1998, to include Parkway Properties LP and Parkway Realty Services, LLC, within the definition of Subsidiary for the purpose of determining the exercisability and expiration date of an Option with respect to all or a portion of the shares of stock covered by the Option.

          (k) "Underlying Option" shall mean an option to purchase Shares granted by a Subsidiary, which option is the basis for the Subsidiary's application to the Company for the grant of an Option pursuant to Section 8A(c) of this Plan.

4.  ADMINISTRATION.

     The Plan shall be administered by the Committee. The Committee shall have all the powers vested in it by the terms of the Plan. The Committee shall have full authority to interpret the Plan and the Options granted under the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, and to make any determinations it believes necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option in the manner and to the extent the Committee deems desirable. Any decision of the Committee in the administration of the Plan shall be in its sole discretion and conclusive. The Committee may act only by a majority of its members in office, except that the members of the Committee may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Committee.

5.  SHARES AVAILABLE.

     On September 23, 1994, there were 225,000 Shares available for grant under the Plan (adjusted for the three-for-two stock split effected April 30, 1998). On July 1 of each year, beginning with July 1, 1995, the number of Shares available for grant shall automatically increase by 1 percent of the number of Shares outstanding on that date, provided, however, that the number of Shares available for grant shall never exceed 12.5 percent of the number of Shares outstanding. The number of Shares available for grant on March 27, 1998, as determined under the two preceding sentences, shall be increased by 250,000 Shares as of that date. The aggregate Shares made subject to Options that are incentive stock options under the Plan, including

Options granted before March 27, 1998, shall not exceed 400,000 of the number of Shares determined under the three preceding sentences. The aggregate number of Shares that may be purchased pursuant to Option shall not exceed the available number of Shares. Upon the expiration or termination in whole or part of any unexercised Option, the Shares subject to such Option shall again be available for grant under the Plan. No Employee shall be granted Options under this Plan that, combined with all other Options and Underlying Options granted to that Employee, will entitle that Employee to purchase more than 175,000 Shares.

6.  GRANT OF OPTIONS TO EMPLOYEES.

          (a) The Company may from time to time grant Options to Employees to purchase Shares under the Plan.

          (b) The Committee shall select the Employees to whom Options are to be granted and shall determine when Options are to be granted and the number of Shares to be subject to each Option.

7.  TERMS OF OPTIONS GRANTED TO EMPLOYEES.

     Each Option granted to an Employee pursuant to Section 6 of the Plan shall be evidenced by a written agreement executed on behalf of the Company and by the holder of the Option, in such form and upon such terms and conditions as the Committee shall determine and as are consistent with the provisions of the Plan, including the following:

          (a) The Committee shall determine the purchase price of each Share subject to an Option, which price shall not be less than the Fair Market Value of a Share on the date the Option is granted.

          (b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option.

          (c) An Option may require that the holder represent at the time of each exercise of the Option that the Shares purchased are being acquired for investment and not with a view to distribution.

          (d) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee at the time the Option is granted, in Shares or in a combination of cash and Shares. The value of a Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

          (e) An Option shall not be assignable or transferable by the Employee to whom granted except by will or the laws of descent and distribution and shall be exercisable, during the Employee's lifetime, only by him.

          (f) Unless the Committee shall specify otherwise, the right of each an Option holder to exercise his Option to purchase the number of Shares to which the Option initially related shall accrue on a cumulative basis as follows:

             (i) One year after the Option is granted:  1/2

             (ii) Two years after the Option is granted:  1/2

          (g) Each agreement relating to an Option granted to an Employee shall state the extent to which the Option is intended to be either an incentive stock option or a nonqualified stock option.

          (h) Any Option that has not already expired, shall expire upon the termination of the holder's employment with the Company and its Subsidiaries, whether by death or otherwise, and no Shares may thereafter be purchased pursuant to the Option, except that:

             (i) If an Option holder's employment is terminated by reason of Permanent Disability or death, the Option holder's right to exercise the Option in full shall automatically be accelerated as of the date preceding the Option holder's Permanent Disability or Death. The Option holder or, in the case of the Option holder's death while in the employ of the Company or a Subsidiary, the Option holder's estate or the person to whom the Option holder's rights under the Option are transferred by will or the law of descent and distribution may, within one year of the date of the Option holder's Permanent Disability or Death, purchase all the of Shares remaining subject to the Option.

             (ii) If an Option holder's employment is terminated by reason of Retirement, the Option holder may, within twelve months after the date of his Retirement, purchase any Shares the Option holder was entitled to purchase under the Option on the date of his Retirement. The Committee may, in its discretion, determine to accelerate, in whole or in part, the right of an Option holder to exercise the Option upon Retirement, in which case the number of Shares with respect to which the Option holder may exercise the Option shall be adjusted accordingly.

             (iii) If an Option holder's employment is terminated for any reason other than Retirement, Permanent Disability, or death, the Option holder may, within three months after the termination of his employment, purchase any Shares the Option holder was entitled to purchase under the Option on the date of the termination of his employment.

             (iv) If the Option holder dies within the twelve month period following his Retirement or Permanent Disability or with the three month period following the termination of his employment for any other reason, the Option holder's estate or the person to whom the Option holder's rights are transferred by will or under the law of descent and distribution may, within one year of the Option holder's death, purchase any Shares the Option holder was entitled to purchase under the Option on the date of his death.

          Nothing in this subsection (h) shall authorize the exercise of an Option after the expiration of the exercise period provided in the Option, nor later than ten years after the date of the grant of the Option.

8.  ADDITIONAL TERMS OF INCENTIVE STOCK OPTIONS.

     Each incentive stock option granted under the Plan shall be subject to the following terms and conditions in addition to the terms and conditions described in Section 7 above:

          (a) The purchase price of each Share subject to an incentive stock option granted to an Employee who, at the time the Option is granted, owns (directly and within the meaning of section 424(d) of the Code) Shares possessing more than 10 percent of the combined voting power of all classes of Shares of the Company shall not be less than 110 percent of the Fair Market Value of a Share on the date the Option is granted, and the Option shall not be exercisable more than five years after the date of grant.

          (b) To the extent the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares for which any Employee is granted Options designated incentive stock options first exercisable in any calendar year (under this Plan and under all plans of the Company and its Subsidiaries) exceeds $100,000, the Option shall be treated as an Option that is not an incentive stock option.

          (c) If an Option holder disposes of Shares acquired pursuant to the exercise of an incentive stock option in a disqualifying disposition within the time periods identified in section 422(a)(1) of the Code, the Option holder shall be required to notify the Company of such disposition and provide the Company with information as to the date of disposition, sales price, number of Shares involved, and any other information about the disposition that the Company may reasonably request.

8A.  GRANT OF OPTIONS TO CERTAIN SUBSIDIARIES.

          (a) The Company may from time to time under circumstances described in paragraph (c) below grant Options to the Subsidiaries identified in paragraph (c) below to purchase Shares under the Plan.

          (b) The Subsidiaries to which the Company may grant Options pursuant to paragraph (a) above are Parkway Properties LP (the "Operating Partnership") and Parkway Realty Services, LLC ("Realty Services").

          (c) The Operating Partnership shall adopt a plan under which it and Realty Services or either of them may grant to their employees options to purchase Shares ("Underlying Options"). Upon the grant of such an option, the Operating Partnership or Realty Services may apply to the Company for a grant to the Operating Partnership or Realty Services of an Option to purchase a number of Shares that is the same as the number of Shares for which the Underlying Option was granted. The Committee shall determine whether the Company shall grant such an Option to the Operating Partnership or Realty Services.

8B.  TERMS OF OPTIONS GRANTED TO A SUBSIDIARY.

     Each Option granted to a Subsidiary pursuant to Section 8A of the Plan shall be evidenced by a notice to the Subsidiary executed on behalf of the Company, in such form as the Committee shall determine and upon terms and conditions that reflect those of the Underlying Option, provided the terms and conditions are consistent with the provisions of the Plan, including the following:

          (a) The purchase price of each Share subject to an Option shall not be less than the Fair Market Value of a Share on the date the Option is granted.

          (b) An Option may be exercised in whole or in part from time to time during such period as the Option shall specify, provided that no Option shall be exercisable within one year after, or more than ten years after, the date of the grant of the Option, and further provided that no Option shall be exercisable except to the extent of the number of Shares for which the Underlying Option is exercised.

          (c) The purchase price of the Shares with respect to which an Option is exercised shall be payable in full on the date the Option is exercised, in cash or, to the extent authorized by the Committee, in Shares or in a combination of cash and Shares. The value of a Share delivered in payment of the purchase price shall be its Fair Market Value on the date the Option is exercised.

          (d) An Option shall not be assignable or transferable by the Subsidiary to which it is granted.

9.  RECAPITALIZATION OR REORGANIZATION.

     The existence of the Plan and the Options granted under the Plan shall not affect the right or power of the Board or the shareholders of the Company to make or authorize the adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the

Company, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting Shares or the rights of Shares, the dissolution or liquidation of the Company or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

     Any Shares with respect to which Options may be granted are Shares as presently constituted, but if, and whenever, before the expiration of an Option, the Company shall effect a subdivision or consolidation of Shares or the payment of a Share dividend on Shares without receipt of consideration by the Company, the number of Shares with respect to which such Option may thereafter be exercised (i) in the event of an increase in the number of outstanding Shares shall be proportionately increased and the purchase price per Share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding Shares shall be proportionately reduced and the purchase price per Share shall be proportionately increased.

     If the Company shall effect a recapitalization or other change in its capital structure, the number of Shares with respect to which a previously granted Option may be exercised shall be the number and class of Shares to which the Option holder would have been entitled pursuant to the terms of such recapitalization if, immediately prior to such recapitalization, the Option holder had been the holder of record of the number of Shares to which such Option is then exercisable.

     Notwithstanding the provision of any other Section of this Plan, the date upon which Options are exercisable shall be accelerated so that all Options may be exercised in full on or before the date of a "Change in Control" (as defined below). For purpose of this Plan, a "Change in Control" of the Company shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), whether or not the Company is then subject to such reporting requirements; provided that, without limitation, such a Change in Control shall be deemed to have occurred if
(a) any "person" (as such term is used in section 13(d) and 14(d) of the Exchange Act) is or becomes "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30 percent or more of the combined voting power of the Company's then outstanding securities; or (B) during any period of two consecutive years, the following persons (the "Continuing Directors") cease for any reason to constitute a majority of the Board: individuals who at the beginning of such period constitute the Board and new Directors each of whose election to the Board or nomination for election to the Board by the Company's security holders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved; or (C) the security holders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation that would result in the voting securities of the Company outstanding immediately before the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or of such surviving entity outstanding immediately after such merger or consolidation or (ii) a merger of consolidation that is approved by a Board having a majority of its members persons who are Continuing Directors, of which Continuing Directors not less than two-thirds have approved the merger or consolidation; or
(D) the security holders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

     Except as expressly provided in this Section, the issuance by the Company of shares of any class or securities convertible into shares of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants, or upon the conversion of shares or obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment shall be made with respect to, the number of Shares subject to Options previously granted or the purchase price per Share.

10.  AMENDMENT.

     The Board of Directors may amend the Plan in any respect, provided, however, that without the approval of the shareholders of the Company the Board may not (i) except as provided in Section 9, increase the maximum number of Shares that may be issued under the Plan as set forth in Section 5 or decrease the minimum purchase price of Shares subject to an Option, as set forth in Sections 7(a) and 8B(a); (ii) materially increase the benefits accruing to Employees under the Plan; (iii) extend the term of the Plan; (iv) change the classes of Employees to whom Options may be granted under the Plan; (v) provide for the administration of the Plan otherwise than by a Committee composed entirely of non-employee directors as set forth in Section 2(b); or (vi) materially increase the cost of the Plan to the Company. No amendment shall adversely affect any right of any holder of an Option already granted without the holder's written consent.

11.  TERMINATION OF PLAN.

     The Board of Directors may terminate the Plan at any time with respect to any Shares for which options have not already been granted. Unless terminated earlier by the Board of Directors, the Plan shall terminate on September 22, 2004.

12.  NO RIGHT TO CONTINUED EMPLOYMENT.

     Nothing in the Plan or in any Option granted pursuant to the Plan shall confer upon any Employee the right to continue in the employ of the Company or restrict the right of the Company to terminate the employment of any Employee.

13.  RESTRICTIONS ON ISSUANCE OF SHARES; RIGHTS AS SHAREHOLDERS.

     Should the Board of Directors determine that the listing, registration, or qualification of Shares upon any securities exchange or under any state or federal law or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the issuance of Shares upon the exercise of an Option, no such Shares shall be issued unless such listing, registration, qualification, consent, or approval has been effected or obtained free of any conditions not acceptable to the Board of Directors.

     The certificates representing Shares issued by the Company in connection with the exercise of an Option may bear a legend describing any restrictions on resale of such Shares under applicable securities laws, and stop transfer orders with respect to such certificates may be entered on the Company's stock transfer records.

     An Option holder shall have no rights as a shareholder of the Company with respect to any Shares to be issued in connection with the exercise of an Option until the date of issuance of the certificate for such Shares. No adjustment shall be made for dividends or other rights for which the record date precedes the date the certificate is issued.

14.  CONSTRUCTION.

     The Plan shall be construed in accordance with the law of the State of Texas. With respect to any Options granted under the Plan that are intended to qualify as incentive stock options as defined in section 422 of the Code, the terms of the Plan and of each incentive stock option granted pursuant to the Plan shall be construed to give effect to such intention.

15.  SATISFACTION OF TAX LIABILITIES.

     Whenever under the Plan Shares are to be issued upon the exercise of Options, the Company shall have a right to require the Option holder to remit to the Company an amount sufficient to satisfy federal, state, and local withholding tax requirements, if any, before the delivery of any certificate for such Shares. In the Option holder's discretion, such requirements shall be satisfied through the retention of Shares otherwise issuable on the exercise of the Option or the delivery of Shares to the Company by the Option holder, under such terms as the Committee finds appropriate. The value of a Share used to satisfy withholding requirements shall be its Fair Market Value on the date the Option is exercised.

16.  APPROVAL OF SHAREHOLDERS.

     This Plan is adopted on September 23, 1994, subject to the approval of the Company's shareholders. If such approval is not obtained within twelve months of September 23, 1994, this Plan and all Options granted pursuant to this Plan shall be void.

PARKWAY
PROPERTIES, INC.
LOGO                                                                     PROXY

                           PARKWAY PROPERTIES, INC.

            ONE JACKSON PLACE SUITE 1000, 188 EAST CAPITOL STREET,
                          JACKSON, MISSISSIPPI 39201


         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

   The undersigned hereby appoints Leland R. Speed and Steven G. Rogers, and each or either of them, Proxies for the undersigned, with full power of substitution, to vote all shares of common stock, $0.001 par value per share ("Shares") of Parkway Properties, Inc. (the "Company") which the undersigned would be entitled to vote at the Annual Meeting of Stockholders (the "Meeting") to be held at the Crowne Plaza Hotel, 200 East Amite Street, Jackson Mississippi on June 5, 1998, at 1:30 p.m., Jackson time, and directs that the Shares represented by this Proxy shall be voted as indicated on the reverse side.

                 PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
             IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                       IF MAILED IN THE UNITED STATES.

               (continued and to be signed on the reverse side)

                                                    PARKWAY PROPERTIES, INC.
                             PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.  / /


1. Election of Directors --           For   Withhold   For All    3. In their discretion, the Proxies are authorized to vote upon
   Nominees: Daniel C. Arnold;        All      All     Except        such other business as may properly come before the Meeting
   Roger P. Friou;                  / /      / /      / /            or any adjournment thereof.
   Martin L. Garcia;
   Michael J. Lipsey;                                             The Shares represented by this proxy  will be voted as directed
   Joe F. Lynch;                                                  by the stockholder. The Board of Directors favors a vote FOR
   C. Herbert Magruder;                                           proposals 1 and 2. If no direction is made, the proxy will be
   W. Lincoln Mossop, Jr.;                                        voted FOR proposals 1 and 2 above and will be voted in the
   Steven G. Rogers;                                              discretion of the proxies named herein with respect to any matter
   and Leland R. Speed.                                           referred to in 3 above. You are encouraged to specify your choices by marking the appropriate boxes, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors'
   ---------------------------                                    recommendations. The Proxies cannot vote your shares unless you
   (Except Nominee(s) written                                     sign and return this card.
    above)
                                      For   Against    Abstain
2. AMENDMENTS TO 1994 STOCK OPTION  / /      / /      / /
   PLAN, AS AMENDED.                                                                          Dated: ________________________ , 1998


                                                                     Signature(s) _________________________________________________


                                                                     ______________________________________________________________
                                                                     PLEASE SIGN EXACTLY AS NAME(S) APPEAR ON STOCK
                                                                     CERTIFICATE(S). A corporation is requested to sign its name by its President or other authorized officer, with the office held so designated. A partnership should sign in the
                                                                     partnership name by an authorized person. Executors,
                                                                     administrators, trustees, guardians and corporate officers are requested to indicate the capacity in which they are
                                                                     signing. JOINT TENANTS SHOULD BOTH SIGN.

-----------------------------------------------------------------------------------------------------------------------------------
                                                  *    FOLD AND DETACH HERE    *

                                                      YOUR VOTE IS IMPORTANT!

                                           PLEASE SIGN, DATE AND RETURN THIS PROXY CARD
                                        IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE
                                                  IF MAILED IN THE UNITED STATES.